FOR IMMEDIATE RELEASE
February 28, 2014

WashingtonFirst Acquires All Deposits and Loans of Sterling-Based Millennium Bank, National Association

RESTON, VA - February 28, 2014 - WashingtonFirst Bank, a subsidiary of WashingtonFirst Bankshares, Inc. (Nasdaq: WFBI), announced today that it had entered into an agreement with the Federal Deposit Insurance Corporation (“FDIC”) to assume all of the deposits and certain assets of Millennium Bank, NA (“Millennium”), a federally chartered commercial bank headquartered in Sterling, Virginia. Millennium operates two branches - Sterling and Herndon. The branches do not have Saturday hours and will reopen Monday, March 3rd as branches of WashingtonFirst. With this acquisition WashingtonFirst will now operate 16 retail banking offices, including ten in Virginia, four in Maryland, and two in Washington, D.C.
All Millennium depositors will automatically become depositors of WashingtonFirst and deposits will continue to be insured by the FDIC. Depositors of Millennium will continue to have access to their accounts via checks, ATM and debit cards, as well as internet banking. Checks drawn on Millennium checks will continue to be processed. Loan customers should continue to make their payments as usual. Customers of both banks should continue to bank as they normally do at their existing branches.

“We are delighted to welcome Millennium customers to WashingtonFirst. Customers can be confident that their deposits are safe, secure and readily accessible,” said WashingtonFirst CEO Shaza Andersen. In the transaction, WashingtonFirst will be receiving approximately $122 million in deposits, $60 million in loans, $76 million in cash and marketable securities from Millennium. The FDIC will retain all other real estate owned (OREO) by Millennium. There will be no loss share agreement between the FDIC and WashingtonFirst.

WashingtonFirst has successfully executed two previous bank acquisitions: First Liberty National Bank in 2006 and Alliance Bank of Virginia in 2012. The Millennium transaction is WashingtonFirst’s first FDIC assisted acquisition.

Customers who have questions about the transaction can call the FDIC Call Center toll free at 1-800-837-0215. The phone is operational this evening until 9:00 p.m. Eastern Standard Time (EST); on Saturday from 9:00 a.m. to 6:00 p.m. EST, and on Sunday from noon to 6:00 p.m. EST. Monday’s hours are 8:00 a.m. to 8:00 p.m. EST, and then daily thereafter from 9:00 a.m. to 5:00 p.m. EST. Information is also available from the FDIC’s website at www.fdic.gov/bank/individual/failed/millenniumbank.html. In addition, customers can visit their former Millennium branch should they have questions about their banking relationship.

About WashingtonFirst

WashingtonFirst Bankshares, Inc. is headquartered in Reston, Virginia and is the holding company for WashingtonFirst Bank, which commenced operations in 2004. WashingtonFirst had $1.1 billion in total assets as of December 31, 2013, and recently declared its second consecutive quarterly cash dividend. For more information about WFBI, please visit: www.wfbi.com.

Cautionary Statements About Forward-Looking Information

Statements in this news release regarding future events, performance or results are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements of the goals, intentions, and expectations of the Company as to future trends, plans, events, results of operation and general economic condition. In some cases, forward-looking statements can be identified by use of words such as “may,” “will,” “anticipates,” “believes,” “expects,” “plans,” “estimates,” “potential,” “continue,” “should,” and similar words or phrases. Readers are cautioned against placing undue reliance on these statements. Actual events or results could be materially different from those expressed or implied by the forward-looking statements. The ability of the Company to declare and pay future dividends depends on a number of factors, including but not limited to: Board of Directors’ and regulatory approval, regulatory capital requirements, future earnings and cash flow of the Company, regulatory changes and general economic conditions, our ability to successfully manage and integrate any assets, liabilities, customers, systems, and management personnel we have acquired or may in the future acquire into our operations and our ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related thereto. Additional factors that could cause actual events or results to differ materially are disclosed in the Company's recent filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and Current Reports on Form 8-K. Forward-looking statements are accurate only as of the date released, and we do not undertake any responsibility to update or revise any forward-looking statements to reflect subsequent events or circumstances.

Contact:

WashingtonFirst Bankshares, Inc.
Matthew R. Johnson, 703-840-2422
Executive Vice President & Chief Financial Officer
MJohnson@wfbi.com
www.wfbi.com

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